UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2011

SMG INDIUM RESOURCES LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-54391	51-0662991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Ave., 16th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
  (212) 984-0635

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

From inception through July 20, 2011, SMG Indium Resources, Ltd. (the “Company”) has purchased and taken delivery of approximately 20.25 metric tons of indium ingots in a secure third-party storage facility located in the United States of America utilizing both the private placement funds and a portion of the initial public offering funds. Further, the Company has committed to purchase, at a fixed price, an additional 7 metric tons of indium ingots for delivery at a later date.  Including this commitment, since inception, the Company has purchased or committed to purchase, in aggregate, a total of approximately 27.25 metric tons of indium at an average purchase price of approximately $656 per kilogram. Including this commitment, the total purchases to date represent funds obtained from the Company’s private placement and approximately 66% of the funds the Company is required to expend on the purchase of indium from its initial public offering that closed on May 10, 2011.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2011	SMG INDIUM RESOURCES LTD.

	By:	/s/ Alan C. Benjamin
Name: Alan C. Benjamin
Title: Chief Executive Officer

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